                                                                     EXHIBIT 1.1

                                 LTX CORPORATION

              13-1/2% Convertible Subordinated Debentures Due 2011

                                Standby Agreement

                                                                   June 29, 1995

LEHMAN BROTHERS INC.
NEEDHAM & COMPANY, INC.
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         LTX Corporation, a Massachusetts corporation (the "Company"), hereby confirms its agreement with the several purchasers named in Schedule I hereto (the "Purchasers") and with Lehman Brothers Inc., as Representative of the Purchasers (the "Representative"), as follows:

         1. Redemption of Debentures. The Company proposes to call for redemption on July 24, 1995 (the "Redemption Date"), all outstanding 13-1/2% Convertible Subordinated Debentures Due 2011 of the Company (the "Debentures"), at the redemption price of $1,000.00 per $1,000.00 of principal amount of Debentures, plus accrued interest to the Redemption Date of $37.13, for a total redemption price of $1,037.13 (the "Redemption Price") per $1,000.00 of principal amount of Debentures. The Redemption Price shall be appropriately adjusted with respect to Debentures which are not held in multiples of $1,000.00 with the intention being that the aggregate price payable in redemption of any Debenture will be the principal amount of such Debenture, plus accrued interest. The right to convert the Debentures into common stock, $.05 par value, of the Company (the "Common Stock") will terminate at 5:00 p.m., Eastern time, on the Redemption Date.

         In order to help assure that the maximum principal amount of Debentures will be converted, the Company desires to make arrangements pursuant to which the holders of the Debentures may sell such Debentures to the several Purchasers on the Redemption Date, but prior to 5:00 p.m., Eastern time, on such date, at a flat price of $1,001.50 per $1,000.00 principal amount of Debentures (the "Purchase Price"), and the Purchasers will convert all Debentures so purchased into Common Stock prior to 5:00 p.m., Eastern time, on the Redemption Date. The Purchase Price shall be appropriately adjusted with respect to Debentures which are not held in multiples of $1,000.00. In addition, the Company will pay accrued interest to the Redemption Date to the holders of Debentures sold to the Purchasers pursuant to the foregoing arrangement.


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                                      -2-

         In addition, the Company desires to make arrangements pursuant to which the shares of Common Stock that would have been issuable upon conversion of the Debentures which have not been surrendered for conversion prior to 5:00 p.m., Eastern time, on the Redemption Date (collectively, the "Redemption Debentures") will be purchased from the Company by the several Purchasers at a price equal to the aggregate principal amount of the Redemption Debentures (minus the aggregate amount of cash which would have been delivered by the Company in connection with conversion of the Redemption Debentures). The shares of Common Stock which would have been issuable upon conversion of the Redemption Debentures are herein called the "Conversion Shares."

         2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with the Purchasers that:

                  (a) The Company meets the requirements for the use of Form S-3 under the Act (as defined herein).

                  (b) A registration statement on Form S-3 relating to the issuance of Common Stock upon conversion of the Debentures or to the Purchasers hereunder and the resale of Common Stock acquired by the Purchasers as contemplated hereby (whether upon conversion of Debentures or the Conversion Shares) has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement have been delivered by the Company to the Representative. Prior to the filing thereof with the Commission, the Company has not offered to sell any of the Common Stock issuable upon conversion of the Debentures, except upon conversion of such Debentures, or any of the Conversion Shares. As used in this Agreement, unless the context otherwise requires, "Registration Statement" means that registration statement (together with all documents incorporated therein by reference) at the time when it becomes effective under the Act; and "Prospectus" means the prospectus (together with all documents incorporated or deemed incorporated therein by reference) included in the Registration Statement with any changes contained in any prospectus filed with the Commission by the Company pursuant to Rule 424(b) of the Rules and Regulations.

                  (c) The Registration Statement, any post-effective amendment thereof, the Prospectus and the Prospectus as amended or supplemented, including any document filed by the Company hereafter pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of any Common Stock acquired by the Purchasers as contemplated hereby (an "Incorporated Document"), comply and will comply in all material respects with the requirements of the Act and the Rules and Regulations and do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance

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                                      -3-


upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically for inclusion therein.

                  (d) The Company's authorized capital stock is as set forth in the Registration Statement. The issued and outstanding shares of capital stock of the Company have been duly authorized. The issued and outstanding shares of capital stock of the Company are validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The issued and outstanding shares of Common Stock are included and quoted for trading on the National Association of Securities Dealers' Automated Quotation System -- National Market System (the "NASDAQ NMS"). There is not any preemptive or other right to subscribe for or to purchase, or any lien, charge, encumbrance, restriction on voting or transfer of, or any other claim of any third party on, any issued and outstanding shares of Common Stock, any shares of Common Stock issuable upon conversion of the Debentures or the Conversion Shares, pursuant to the Company's Articles of Organization (the "Articles") or By-Laws (the "By-Laws") or any agreement (other than this Agreement and the Indenture (as hereinafter defined)) or other instrument to which the Company is a party or by which the Company may be bound. The authorized, issued and outstanding capital stock of the Company conforms to the description thereof contained in the Prospectus. All the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and are owned directly or indirectly by the Company as set forth in the Prospectus, free and clear of any lien, pledge or encumbrance or any claim of any third party.

                  (e) The shares of Common Stock to be issued upon conversion of the Debentures and the Conversion Shares have been duly authorized. The shares of Common Stock issuable upon conversion of the Debentures have been duly reserved for such conversion. The shares of Common Stock issuable upon conversion of the Debentures, when issued, and the Conversion Shares, upon delivery and payment therefor in the manner described herein, will be validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, will conform to the description of the Common Stock contained in the Prospectus and will be approved for designation and quoted for trading on the NASDAQ NMS, subject only to official notice of issuance if necessary, which the Company will provide in a timely manner.

                  (f) On and after the date hereof and prior to 5:00 p.m., Eastern time, on the Delivery Date (as hereinafter defined), there will be no change in the outstanding capital stock of the Company and the Company will not issue or sell or enter into any agreement (other than this Agreement), arrangement or understanding of any kind, or take any action, for the issuance or sale of any capital stock of the Company, securities convertible into capital stock of the Company or warrants or options for the purchase of capital stock of the Company or securities convertible into capital stock of the Company without the prior approval of the Representative, except for (i) the issuance of the Conversion Shares, (ii) the issuance of Common Stock upon conversion of the Debentures, (iii) the issuance of Common Stock or options therefor pursuant to any existing stock option or stock purchase plans of the Company, (iv) the issuance of Common Stock upon the conversion of the Company's 7-1/4% Convertible Subordinated Debentures due 2011, (v) the

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                                      -4-


issuance of shares of Common Stock upon the exercise of rights granted under the Rights Agreement dated as of May 11, 1989 between the Company and The First National Bank of Boston, as rights agent (the "Rights Agreement") and (vi) the issuance of Common Stock pursuant to the exercise of the outstanding warrants held by Ando Electric Co., Ltd. and Silicon Valley Bank (the "Warrants").

                  (g) The Debentures are convertible into Common Stock at a conversion price of $7.00 per share (or 142.86 shares of Common Stock for each $1,000.00 principal amount of Debentures), by surrender of Debentures to The First National Bank of Boston, prior to 5:00 p.m., Eastern time, on the Redemption Date, in the manner described in the Notice of Redemption (as defined herein) and the accompanying letter of transmittal. The amount of accrued interest per $1,000.00 of principal amount of the Debentures payable to holders of Debentures in connection with the redemption contemplated hereby pursuant to the terms of the Indenture and the Debentures is $37.13. The maximum number of shares of Common Stock issuable upon conversion of all outstanding Debentures is 2,241,891.

                  (h) As of 5:00 p.m., Eastern time, on the first business day preceding the date hereof, there was no more than $15,693,240 aggregate principal amount of Debentures outstanding; the redemption of all the Debentures on the Redemption Date has been duly authorized by the Company; on the date of this Agreement the Debentures will be duly called for redemption on the Redemption Date in accordance with the terms of the Indenture, dated as of June 15, 1990 (the "Indenture"), between the Company and The First National Bank of Boston, as trustee (the "Trustee"), and the right to convert the Debentures into Common Stock shall expire at 5:00 p.m., Eastern time, on the Redemption Date.

                  (i) The Commission has not issued and, to the knowledge of the Company, is not threatening to issue any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto).

                  (j) Arthur Andersen LLP, whose report appears in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1994, which is incorporated by reference in the Registration Statement and the Prospectus, are independent public or certified accountants as required by the Act and the Rules and Regulations.

                  (k) Neither the Company nor any of its subsidiaries has sustained since July 31, 1994, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and its subsidiaries, taken as a whole. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (as in effect at the time the Registration Statement is initially declared effective by the Commission), except as disclosed in the Prospectus (as in effect at the time the Registration Statement is initially declared effective by the Commission), (i) there has not been any material adverse change, or any development known to the Company which is likely to

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                                      -5-


cause or result in a material adverse change, in the business, condition (financial or other), prospects or results of operations of the Company and its subsidiaries taken as a whole and (ii) there has not been any material change in the capital stock of the Company or any of its subsidiaries or any material adverse change in the indebtedness for money borrowed of the Company or any of its subsidiaries. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Prospectus, there has been no transaction entered into by the Company or any of its subsidiaries which is material to the Company and its subsidiaries taken as a whole other than those in the ordinary course of business.

                  (l) Each of the Company and its subsidiaries has been duly incorporated, is validly existing in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as foreign corporation in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification (except where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole), and has all power and authority and all material governmental franchises, licenses and permits necessary to own its properties and to conduct the businesses in which it is engaged, as described in the Prospectus.

                  (m) Neither the Company nor any of its subsidiaries is in default, and no event has occurred which with notice or lapse of time, or both, would result in the Company or any of its subsidiaries being in default, under its charter, by-laws or other constituent documents, as amended, or any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and by the Notice of Redemption (as hereinafter defined) have been duly authorized by all necessary corporate action and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a breach or default under, any agreement, indenture or instrument, or result in a violation of (i) the provisions of the Articles or the By-Laws of the Company or the charter or other constituent documents or by-laws of any of its subsidiaries, in each case as amended, or (ii) any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their respective properties; and except as required by the Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Notice of Redemption.

                  (n) There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which if adversely decided could reasonably be expected to result in any material adverse change in the business, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole.


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                                      -6-


                  (o) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly, and the financial statements included in any Incorporated Document will present fairly, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated, and have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (p) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations or which were required to be filed as exhibits to any document incorporated by reference in the Registration Statement which have not been so filed.

                  (q) The documents incorporated by reference in the Registration Statement and the Prospectus have been, and each Incorporated Document will be, prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and such documents have been, or in the case of any Incorporated Document will be, timely filed as required thereby. Accurate copies of each of the documents incorporated by reference in the Registration Statement and the Prospectus have been made available by the Company to the Representative.

                  (r) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale of shares issuable upon conversion of Debentures or the Conversion Shares.

                  (s) No person has any rights to the registration of securities by reason of the Company's filing the Registration Statement with the Commission, or the offering or sale of shares of Common Stock issuable upon conversion of the Debentures or the Conversion Shares, which have not been effectively foreclosed in accordance with the provisions of the agreement establishing such rights.

                  (t) This Agreement has been duly authorized, executed and delivered by the Company.

         3. Purchase and Delivery of and Payment for Conversion Shares. On the basis of the representations and warranties contained in, and upon the terms and subject to the conditions of, this Agreement, each of the Purchasers named in
Schedule I hereto, severally and not jointly, agrees:

                  (a) To purchase on the Redemption Date, at the Purchase Price, the percentage set forth opposite such Purchaser's name on Schedule I of the aggregate principal amount of Debentures tendered, in due form for transfer, to and accepted by The First National Bank of Boston, as agent for the Purchasers, prior to 5:00 p.m., Eastern time, on the Redemption Date, pursuant to the Notice of Redemption (as defined herein), for sale to the Purchasers;

                  (b) To convert into Common Stock, prior to 5:00 p.m., Eastern time, on the Redemption Date, all Debentures purchased by such Purchaser pursuant to Paragraph 3(a) above (the "Tendered Debentures"); and

                  (c) To purchase from the Company the percentage of the Conversion Shares set forth opposite such Purchaser's name on Schedule I at a purchase price equal to the same percentage of the aggregate principal amount of the Redemption Debentures (minus the aggregate amount of cash which would have been delivered by the Company in connection with conversion of the Redemption Debentures).

         The respective purchase obligations of the Purchasers shall be rounded, if necessary, to avoid fractional amounts, as the Representative may determine.

         As soon as practicable following 5:00 p.m., Eastern time, on the Redemption Date, the Company shall provide the Representative with written or telegraphic notice of the aggregate principal amount of the Redemption Debentures. Delivery of and payment for the Conversion Shares shall be made at the offices of Testa, Hurwitz & Thibeault, 53 State Street, Boston, Massachusetts 02109, as soon as reasonably practicable following receipt of such notice by the Representative or at such other time as the Representative and the Company may agree upon in writing. The date and time for such delivery and payment are herein sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver to the Representative certificates for the Conversion Shares against payment of the purchase price therefor to or upon the written order of the Company by certified or official bank check or checks payable in New York Clearing House (next-day) funds or in such other manner as may be reasonably acceptable to the Company and the Representative. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Purchaser hereunder. Such certificates shall be registered in such names and in such numbers of shares of Common Stock as the Representative shall request in writing. For the purpose of expediting the checking and packaging of the certificates for the Conversion Shares, the Company shall make such certificates available for inspection by the Representative in New York, New York as soon as practicable following 5:00 p.m., Eastern time, on the Redemption Date.

         It is understood that the Purchasers intend to resell the shares of Common Stock acquired upon conversion of the Tendered Debentures and the Conversion Shares (collectively, the "Resale Shares") at prices prevailing in the open market. The Purchasers agree to remit to the Company (a) 100% of the Profit (as hereinafter defined) received on the resale of the Resale Shares, until the amount paid to the Company shall equal $280,657.00, and (b) thereafter, 50% of the Profit received on the resale of the Resale Shares. As used herein, "Profit" means the excess of the aggregate proceeds received on the resale of the Resale Shares over the aggregate cost to the Purchasers of the Resale Shares, which in the case of the shares acquired upon conversion of the Tendered Debentures shall include the Purchase Price for the Tendered Debentures and in the case of the Conversion Shares shall include the aggregate purchase price paid by the Purchasers to the Company therefor in accordance with this Paragraph 3, after deduction from such proceeds of sale of any selling concessions, transfer taxes and other expenses of sale. For purposes of the foregoing determination, any shares not sold by the Purchasers prior to 5:00 p.m., Eastern time, on the tenth day, or if the tenth day is not a business day, the next business day thereafter, after the later of (i) the Redemption Date or (ii) such other date as shall constitute the Delivery Date shall be deemed to have been sold on such tenth day (or the next business day, as the case may be) for an amount equal to the reported last sale price of the Common Stock on such day on NASDAQ NMS. As promptly as practicable and in any event within two business days following the completion or deemed completion (pursuant to the preceding sentence) of the sale of such shares, the Purchasers shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other expenses of sale. Payment of any amount due to the Company under this paragraph will be made on the business day following delivery of such statement to the Company. Nothing contained herein shall limit the right of the Purchasers, in their discretion, to determine the price or prices at which, or the time or times when, any such shares shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

         4. Compensation. As compensation for the commitment of the several Purchasers hereunder, the Company will pay to the Representative, by certified or official bank check or checks payable in New York Clearing House (next-day) funds, on the date hereof, a commitment fee of $280,657.00 (the "Standby Fee"). In respect of the Purchasers' commission for the purchase and resale of the Resale Shares, the Company will pay to the Representative, by certified or official bank check or checks payable in New York Clearing House (next-day) funds, on the Delivery Date or, if no Conversion Shares are to be purchased by the Purchasers hereunder, on the Redemption Date, an additional amount (the "Step-Up Fee") equal to $.376 per share for all Conversion Shares purchased by the Purchasers hereunder and all shares issued upon conversion by the Purchasers of any Debentures acquired by them on or after the date hereof, whether such Debentures are Tendered Debentures or acquired in the open market or otherwise. Such fees and commissions shall be for the account of the several Purchasers in the percentages specified opposite their respective names on Schedule I hereto, or as they may otherwise agree.

         5.       Further Agreements of the Company.  The Company agrees:

                  (a) To furnish promptly to the Representative and to counsel for the Purchasers a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (b) To deliver promptly to the Purchasers such number of conformed copies of the Registration Statement as originally filed and each amendment thereto and such number of the Prospectus and each amended or supplemented Prospectus, and any documents incorporated by reference in any of the foregoing, as the Representative may reasonably request;

                  (c) Subject to Paragraph 5(d) below, to file with the Commission any amendment of the Registration Statement or any supplement to the Prospectus as the Representative may request for the purpose of describing the Purchasers' plan of distribution for the Common Stock acquired by them as contemplated hereby or that may, in the judgment of the Company or the Representative, be required by the Act or the Exchange Act or requested by the

Commission (including the staff thereof); and to file in a timely manner with the Commission any document required to be filed with the Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus;

                  (d) Prior to filing with the Commission (i) any amendment of the Registration Statement, any amendment or supplement to the Prospectus or any Incorporated Document or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish copies thereof to the Representative and counsel for the Purchasers and to obtain the consent (which consent shall not be unreasonably withheld or delayed) of the Representative to such filing;

                  (e) To advise the Purchasers as promptly as reasonably practicable (i) when the Registration Statement and any post-effective amendment thereto becomes effective or any supplement or amendment to the Prospectus has been filed, (ii) of any request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus or any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or, to the Company's knowledge, threat of any proceeding for that purpose, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock issuable upon conversion of the Debentures or of the Conversion Shares for sale in any jurisdiction or the initiation or, to the Company's knowledge, threat of any proceeding for that purpose, (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus in order to include any material fact required to be stated therein or to make any material statement therein not misleading and (vi) of the happening of any event described in Paragraph 2(k);

                  (f) If the Company becomes aware that the Commission is contemplating the issuance of any stop order suspending the effectiveness of the Registration Statement, to use every reasonable effort to prevent the issuance of such stop order, and if the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

                  (g) As soon as reasonably practicable, but in any event no later than the first day of the fifteenth full calendar month following the effective date of the Registration Statement, to make generally available to its security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries, covering a period of twelve months beginning after the effective date of the Registration Statement and conforming with the requirements of Section 11(a) of the Act, which the Company will satisfy by complying with Rule 158 under the Act and by making timely filings under the Exchange Act; provided, however, that the Company shall not be required to file or distribute any report that it would not otherwise file or distribute in the ordinary course of business;

                  (h) For a period of not less than one year from the effective date of the Registration Statement, to furnish to the Representative copies of all materials furnished by the Company to its shareholders and all public reports and all information, documents, reports and financial statements furnished by the Company to shareholders or the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                  (i) To arrange, in cooperation with the Purchasers, for the qualification of the Common Stock issuable upon conversion of the Debentures and the Conversion Shares for offer and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of such shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction; and in the event of the issuance of any order suspending such qualification in any jurisdiction, to make every reasonable effort to obtain its withdrawal at the earliest possible time;

                  (j) To mail or cause to be mailed on the date hereof a notice of redemption on the Redemption Date of all outstanding Debentures, including information with respect to the right to convert such Debentures into Common Stock and the opportunity for holders to sell such Debentures to the Purchasers as contemplated hereby (such notice being referred to as the "Notice of Redemption") by first class mail, postage prepaid, to the registered holders of such Debentures, together with a copy of the Prospectus and a letter of transmittal, each in the form previously submitted to the Representative, the delivery of which Notice of Redemption and the redemption of the Debentures thereby shall conform to all the requirements of the Indenture; and to otherwise take or cause to be taken such actions as are necessary to duly call the Debentures for redemption on the Redemption Date in accordance with the terms of the Indenture;

                  (k) To pay (i) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto, the Prospectus and any amendments or supplements to the Prospectus and the several documents required to be furnished to the Purchasers pursuant to this Agreement; (ii) the costs incident to the preparation, printing, and distribution of the Notice of Redemption (including any advertisements thereof) and such other documents as may be distributed in connection with the transactions contemplated by this Agreement to the Purchasers and/or the holders of the Debentures; (iii) the fees and expenses (including fees and disbursements of counsel to the Purchasers in connection therewith) of qualifying the Common Stock issuable upon conversion of the Debentures and the Conversion Shares under the securities laws of the several jurisdictions and of preparing, printing and distributing "Blue Sky" memoranda;
(iv) the fees and expenses of listing the Common Stock issuable on conversion of the Debentures and the Conversion Shares on the NASDAQ NMS; (v) all costs incident to the authorization, issuance, sale and delivery of the Conversion Shares and all transfer taxes which may be required to be paid by the Purchasers in connection with any purchase of Debentures, conversion of the Debentures and consummation of the transactions contemplated by this Agreement, other than transfer taxes payable on the resale of Common Stock by the Purchasers; (vi) all out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) of the Purchasers in connection with this Agreement and the transactions contemplated hereby; (vii) all costs and expenses of the Trustee;
(viii) any fees of the National Association of Securities Dealers, Inc.; and
(ix) all other costs and expenses (including fees and disbursements of counsel) incident to the performance of the obligations of the Company under this Agreement;

                  (l) To request that the Trustee advise the Representative daily of the number of the Debentures surrendered for conversion into Common Stock or for redemption or tendered to the Trustee for sale to the Purchasers on the preceding day;

                  (m) To take no action the effect of which would be to require an adjustment in the conversion price of the Debentures from the present price set forth above, and not to amend any of the terms of the Indenture or any Debentures except with the Representative's prior written consent;

                  (n) Following notice from the Representative that the offering and sale of the Common Stock by the Purchasers contemplated by this Agreement shall have been completed, the Company will, subject to Paragraph 5(d) hereof, promptly file a post-effective amendment to the Registration Statement and/or to take such other steps as may be necessary to remove from registration all shares of Common Stock registered thereunder which have not been issued to the Purchasers upon conversion of Debentures or have not been purchased by the Purchasers pursuant to this Agreement; and the Company shall not take any such actions with respect to removing any shares from registration, including withdrawing or applying for withdrawal of the Registration Statement, prior to receipt of such notice from the Representative unless the Representative shall have otherwise consented to such action;

                  (o) From the date hereof until 90 days following the Redemption Date, except with the Representative's prior written consent and except for (i) the issuance of the Conversion Shares, (ii) the issuance of Common Stock upon conversion of the Debentures, (iii) the issuance of Common Stock or options therefor pursuant to any existing stock option or stock purchase plans of the Company, (iv) the issuance of Common Stock upon the conversion of the Company's 7-1/4% Convertible Subordinated Debentures due 2011,
(v) the issuance of shares of Common Stock upon the exercise of rights granted pursuant to the Rights Agreement and (vi) the issuance of Common Stock pursuant to the exercise of the Warrants, the Company will not offer for sale, sell or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of), directly or indirectly, or file a registration statement under the Act covering, any shares of its Common Stock or securities convertible into or exchangeable for Common Stock, or offer for sale, sell or grant options, rights or warrants with respect to any shares of its Common Stock or securities convertible into or exchangeable for Common Stock;

                  (p) To permit the conversion into Common Stock of all Tendered Debentures, and all other Debentures otherwise surrendered by the Purchasers to the Trustee for conversion, as though such Debentures were duly surrendered for conversion prior to 5:00 p.m., Eastern time, on the Redemption Date, notwithstanding any procedural requirements with respect to conversion set forth in the Indenture; and to use its best efforts to ensure that certificates representing shares of Common Stock issuable to the Purchasers upon conversion of Debentures are delivered to the

Purchasers as soon as practicable and in the case of Tendered Debentures that such certificates are delivered to the Purchasers as soon as practicable following 5:00 p.m., Eastern time, on the Redemption Date;

                  (q) That the Company will not make any determination with respect to questions regarding the validity, form or eligibility of Debentures tendered to the Trustee for sale to the Purchasers or the proper completion and execution of a letter of transmittal or other documents required in connection with such sale without the prior consent of the Representative; and the Company will not waive any irregularities or conditions with respect to proper tender of Debentures for purchase by the Purchasers without the prior consent of the Representative;

                  (r) That the Company will provide the Purchasers, or instruct the Trustee to provide the Purchasers, with copies of such documentation, including letters of transmittal, delivered to the Trustee in connection with the tender of Debentures for sale to the Purchasers as the Representative may reasonably request; and

                  (s) to pay accrued interest to the Redemption Date to the holders of all Tendered Debentures as well as to holders who redeem Debentures to the Company; and for such purposes, to deposit with the Trustee, at or before the time of which the Purchasers are to deposit the Purchase Price for Tendered Debentures, into the same account to which the Purchasers may deposit the Purchase Price for Tendered Debentures, the aggregate amount of accrued interest to the Redemption Date on all Debentures which have not been surrendered for conversion prior to the time such payment is made.

         6. Indemnities and Contribution. (a) The Company shall indemnify and hold harmless each Purchaser, its officers and employees and each person, if any, who controls such Purchaser within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Common Stock), to which such Purchaser, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Incorporated Document, the Registration Statement or Prospectus as amended or supplemented or any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Common Stock issuable upon conversion of the Debentures and the Conversion Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Purchaser in connection with, or relating in any manner to, the Common Stock or the transactions contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Purchaser through its gross negligence or willful misconduct), and promptly shall reimburse such Purchaser, officer, employee, and each such controlling person for any legal and other expenses reasonably incurred by such Purchaser, officer, employee or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the

Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information concerning a Purchaser furnished to the Company by or on behalf of a Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Purchasers or to any officer, employee or controlling person of a Purchaser.

                  (b) Each Purchaser, severally but not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Purchaser furnished to the Company by or on behalf of such Purchaser specifically for inclusion therein, and promptly shall reimburse the Company and any such director, officer or controlling person for any legal and other expenses reasonably incurred by the Company or by any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that such Purchaser may otherwise have to the Company or any of its directors, officers or controlling persons.

                  (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 6, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Paragraph 6 except to the extent it has been materially prejudiced by such failure, and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Paragraph 6. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised in writing by counsel that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor reasonably satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. The indemnifying party or parties shall not, however, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm at any one time for all such indemnified party or parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Paragraph 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Paragraph 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the aggregate principal amount of all of the outstanding Debentures, as set forth in Paragraph 2(h), bears to the Standby Fee and the Step-Up Fee. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contributions pursuant to this Paragraph 6(d) were to be determined by pro rata allocation (even if the

Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 6(d) shall be deemed to include, for purposes of this Paragraph 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 6(d), no Purchaser shall be required to contribute any amount in excess of the amount by which the portion of the Standby Fee and the Step-Up Fee received by such Purchaser (after deducting therefrom losses, if any, incurred in reselling the Resale Shares) exceeds the amount of any damages which such Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute as provided in this Paragraph 6(d) are several in proportion to their respective percentages set forth in Schedule I and not joint.

                  (e) The Purchasers confirm and the Company hereby agrees that the only information concerning such Purchasers furnished to the Company by or on behalf of the Purchasers specifically for use in the Registration Statement, the Prospectus or any Blue Sky Application is the information concerning such Purchasers set forth in the third and sixth paragraphs on the cover page of, and under the caption "Standby and Other Arrangements" in, the Prospectus.

                  (f) The indemnity and contribution agreements contained in this Paragraph 6 and the representations, warranties and agreements of the Company in Paragraphs 2 and 5 hereof shall survive the completion of the transactions contemplated hereby and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         7. Conditions of Purchasers' Obligations. The respective obligations of the Purchasers hereunder (including, without limitation, the obligation to purchase Debentures tendered by the holders thereof for sale to the Purchasers and the obligation to purchase the Conversion Shares) are subject to the accuracy of the representations and warranties of the Company contained herein on and as of the date hereof, the effective date of the Registration Statement, the Redemption Date and the Delivery Date, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Registration Statement shall have become effective not later than 6:00 p.m., Eastern time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative; on the date hereof the Debentures shall have been duly called for redemption on the Redemption Date by all requisite action; at or before the Delivery Date, no stop order suspending such effectiveness, nor any order directed to any document incorporated, or deemed to be incorporated, by reference in the Registration Statement and the Prospectus, shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge by the Commission by appropriate proceedings shall have been made to the accuracy or adequacy of any document incorporated, or deemed to be incorporated, by reference in the Registration Statement and the Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any prospectus pursuant to Rule 424 of the Rules and Regulations or any amendment or supplement to the Registration Statement or the Prospectus or any Incorporated Document without the consent of the Representative.

                  (b) The legality and sufficiency of the redemption of the Debentures, the conversion of the Debentures into Common Stock as described herein, the purchase by and sale to the Purchasers of the Tendered Debentures, the issue and sale to the Purchasers of the Conversion Shares, the validity and form of the certificates representing the shares of Common Stock deliverable to the Purchasers as contemplated hereby, all corporate proceedings and other legal matters incident to the foregoing and to the authorization, form and validity of this Agreement and the form of the Registration Statement, the Prospectus and any Incorporated Document, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to Testa, Hurwitz & Thibeault, counsel for the Purchasers, and the Company shall have furnished to such counsel all documents and information that such counsel shall reasonably request to enable them to pass upon such matters.

                  (c) No Purchaser shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of the Representative or of Testa, Hurwitz & Thibeault, counsel for the Purchasers, may be material or omits to state a fact which, in the opinion of the Representative or such counsel, may be material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) Since the respective dates as of which information is given in the Prospectus (as in effect at the time the Registration Statement is initially declared effective by the Commission), there shall not have been any material change in the capital stock of the Company (other than as contemplated by the Prospectus, as in effect at the time the Registration Statement is initially declared effective by the Commission) or any of its subsidiaries or any material adverse change in the indebtedness for money borrowed of the Company or any of its subsidiaries or any material adverse change in, or any development that is likely to cause or result in a material adverse change in, the business, condition (financial or other), prospects or results of operations of the Company and its subsidiaries taken as a whole, except in all cases for changes or developments disclosed in the Prospectus (as in effect at the time the Registration Statement is initially declared effective by the Commission).

                  (e) Pamela Keating, Esq., General Counsel of the Company, shall have furnished to the Representative her opinion addressed to the Purchasers and dated the date of the effectiveness of the Registration Statement, to the effect that:

                           (i)      The Company has been duly incorporated and
is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation in all jurisdictions in which its ownership or lease of properties or the conduct of its business requires such qualification (except where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole), and has all corporate power and authority necessary to own its properties and to conduct the businesses in which it is engaged as described in the Prospectus;

                           (ii)     The Registration Statement is effective
under the Act; to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceeding for that purpose is pending or has been threatened by the Commission;

                           (iii)    The Registration Statement, the Prospectus,
and each amendment or supplement thereto (except for the financial statements, financial schedules, and other financial and statistical data included or incorporated therein, as to which such counsel need express no opinion) comply as to form in all material respects with the Act and the Rules and Regulations; and the documents incorporated or deemed incorporated by reference therein (with the foregoing exceptions), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                           (iv)     Although such counsel has not independently
verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus (except to the extent otherwise specifically addressed in such opinion), based upon such counsel's having served as general counsel to the Company, such counsel's participation in the preparation of the Registration Statement and Prospectus and such counsel's discussions with officers, directors and employees of the Company and the Purchasers concerning the information contained in the Registration Statement and Prospectus and the proposed responses to various items in Form S-3, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (except for the financial statements, financial schedules and other financial data included or incorporated therein, as to which such counsel need express no opinion), as of its effective date and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions), at the effective date and as amended and supplemented to the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

                           (v)      Such counsel does not know of any litigation
or any governmental proceeding pending or threatened against the Company or any of its subsidiaries relating to this Agreement and the transactions contemplated hereby or which is required to be disclosed in the Prospectus which is not disclosed as so required;

                           (vi)     Such counsel does not know of any contracts
or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which are required to be filed by the Exchange Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated or deemed incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act;

                           (vii)    The Debentures are convertible as set forth
in Paragraph 2(g) hereof; the issued and outstanding shares of capital stock of the Company, the shares of Common Stock issuable upon conversion of the Debentures (which have been duly reserved for issuance upon such conversion) and the Conversion Shares, have been duly authorized; and all of the issued and outstanding shares of capital stock of the Company are, and all of the shares of Common Stock issuable upon conversion of the Debentures, will be, when issued, validly issued and outstanding, fully paid and non-assessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof; and the Conversion Shares, upon issuance, delivery and payment therefor in the manner described herein, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof;

                           (viii)   There are no preemptive or other rights to
subscribe for or to purchase, and no restrictions upon the voting or transfer of, any shares of Common Stock issuable upon conversion of the Debentures or the Conversion Shares pursuant to the Articles or By-Laws or any agreement (other than this Agreement or the Indenture) or other instrument known to such counsel to which the Company is a party or by which the Company may be bound; and neither the filing of the Registration Statement nor the offering or sale of any shares of Common Stock issuable upon conversion of the Debentures or the Conversion Shares gives rise to any rights for or relating to the registration of any shares of capital stock of the Company or any subsidiary of the Company;

                           (ix)     The Common Stock conforms in all material
respects as to legal matters to the statements concerning the Common Stock of the Company contained or incorporated by reference in the Prospectus, and the authorized shares of capital stock of the Company are as set forth in the Prospectus;

                           (x)      This Agreement has been duly authorized,
executed and delivered by the Company; none of the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, including conversion of the Debentures, the call for redemption of the Debentures and the redemption of the Debentures, will conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a breach or default under, any agreement, indenture or instrument known to such counsel, or result in a violation of (A) the provisions of the Articles or the By-Laws of the Company or the charter or other constituent documents or by-laws of any of its subsidiaries, in each case as amended, or (B) any Massachusetts statute or any order, rule or regulation known to such counsel of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their respective properties; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement and consummation by the Company of the transactions contemplated hereby, including conversion of the Debentures, the call for redemption of the Debentures and the redemption of the Debentures, except such as may be required by the Act, the Exchange Act or state securities laws; and

                           (xi)     The call for redemption of the Debentures
and the redemption of the Debentures on the Redemption Date have been duly authorized and, subject only to the mailing of the Notice of Redemption in accordance with the requirements of the Indenture (if such Notice has not been mailed as of the date of such opinion), all the outstanding Debentures have been duly called for redemption on the Redemption Date; and the right to convert Debentures into Common Stock will expire at 5:00 p.m., Eastern time, on the Redemption Date.

                  (f) On the Delivery Date, Pamela Keating, Esq., General Counsel of the Company, shall have furnished to the Representative such counsel's opinion addressed to the Purchasers and dated the Delivery Date, to the effect that the shares of Common Stock issued to the Purchasers upon conversion of the Tendered Debentures and the Conversion Shares delivered to the Purchasers have been duly authorized and issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof; any required filing of the Prospectus pursuant to Rule 424(b) has been made within the time period required by Rule 424(b) and otherwise confirming as of such date such counsel's opinion furnished pursuant to subparagraph (e) above.

                  (g) On the effective date of the Registration Statement and on the Delivery Date, the Company shall have furnished to the Representative a certificate, addressed to the Purchasers and dated the date of delivery thereof, of its Chairman of the Board, President or any Vice President and its chief financial officer or controller stating that:

                           (i)      the representations and warranties of the
Company in Paragraph 2 are true and correct as of the date of delivery thereof; the Company has complied with all its agreements contained herein and the conditions set forth herein to be fulfilled on its part or on its behalf at or prior to the date of delivery thereof have been fulfilled;

                           (ii)     they have examined the Registration
Statement and the Prospectus and that, in their opinion, (A) the statements made in the Registration Statement and the Prospectus are true and correct in all material respects, and neither the Registration Statement nor the Prospectus omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) no event has occurred which should have been set forth in an amendment of or supplement to the Prospectus which has not been so set forth in such amendment or supplement; and

                           (iii)    the Registration Statement has become
effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to their knowledge, contemplated by the Commission.

                  (h) On the effective date of the Registration Statement and on the Delivery Date, the Representative shall have received from Arthur Andersen LLP a so-called "comfort letter", dated as of each such date, in form and substance satisfactory to the Representative.

                  (i) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties contained herein and addressing such matters relating to the transactions contemplated hereby as the Representative may have reasonably requested.

                  (j) The Purchasers shall have entered into arrangements with the Trustee relating to the tender of Debentures to the Trustee for sale to the Purchasers, payment by the Purchasers therefor, conversion of Tendered Debentures into Common Stock and related matters, such arrangements to be reasonably satisfactory to the Purchasers.

                  (k) Debentures tendered for purchase by the Purchasers shall be in such form and accompanied by such documents as may be required to assure that the Purchasers shall, upon payment of the Purchase Price, acquire clear and unencumbered title thereto.

         All opinions, letters and other documents deliverable hereunder shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Testa, Hurwitz & Thibeault, counsel for the Purchasers.

         8. Open Market Transactions. Until 5:00 p.m., Eastern time, on the Redemption Date, the Purchasers may (but shall be under no obligation to) purchase Debentures in the open market in such amounts and at such prices as the Purchasers may deem advisable. All Debentures so purchased will be converted into Common Stock. Common Stock so acquired by the Purchasers may be sold at any time or from time to time by the Purchasers pursuant to the Registration Statement. It is understood that for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchasers may from time to time make purchases and sales of Common Stock, in the open market or otherwise, at such time, in such amounts and on such terms as the Purchasers may deem advisable, and overallot in arranging sales.

         9. Surrender of Debentures. Each Purchaser agrees that any Debentures beneficially owned by it on the Redemption Date (in addition to any Debentures purchased as contemplated by Paragraph 8 hereof and the Tendered Debentures) will be surrendered for conversion into Common Stock.

         10. Soliciting Conversions. The Purchasers may assist the Company in soliciting conversions of Debentures into Common Stock by the holders thereof but shall not be entitled to compensation by the Company for any such assistance.

         11. Notices. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Representative. Any notice to the Purchasers shall be sufficient if given in writing or by facsimile or telex addressed to them c/o Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Paragraph 6(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, New York 10285; and any notice to the Company shall be sufficient if given in writing or by facsimile or telex addressed to the Company at LTX Corporation, LTX Park at University Avenue, Westwood, Massachusetts 02090, Attention: General Counsel (Fax: 617-329-8836).

         12. Effective Date and Termination. This Agreement shall become effective upon the mailing, on the date hereof, of the Notice of Redemption to the holders of Debentures. Until such time, this Agreement may be terminated by the Company by notice to the Representative or by the Representative by notice to the Company. The obligations of the Purchasers hereunder may also be terminated by the Representative by notice given to the Company prior to delivery of and payment for the Conversion Shares, if subsequent to the execution and delivery of this Agreement:

         (i) a suspension in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market, or the establishment of minimum prices on either of such exchanges or such market, shall occur, or

         (ii) a banking moratorium shall have been declared by federal or New York State authorities, or

         (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States.

         If notice shall have been given by the Company pursuant to the second sentence of this Paragraph 12 preventing this Agreement from becoming effective, or if the Company shall fail to tender the Conversion Shares for delivery to the Purchasers for any reason permitted under this Agreement or if the Purchasers shall decline to purchase Debentures tendered by holders thereof for purchase by the Purchasers or the Conversion Shares for any reason permitted under this Agreement, the Company shall not be liable to the Purchasers under any circumstances for damages on account of the loss of anticipated profits from the sale of Resale Shares, but shall nonetheless be liable to the Purchasers for the Standby Fee set forth in Paragraph 4 hereof, the Step-up Fee with respect to shares of Common Stock issued upon conversion of any Debentures acquired by the Purchasers on or after the date hereof and the costs and expenses set forth in Paragraph 5(k) hereof. If this Agreement is terminated as a result of the occurrence of the events described in clauses (i), (ii) or (iii) above, the Company shall not be liable to the Purchasers for (and the Purchasers shall refund) the Standby Fee set forth in Paragraph 4 hereof, but the Company shall remain liable for the costs and expenses set forth in Paragraph 5(k) hereof.

         13. Election to Not Sell Conversion Shares. Notwithstanding anything herein to the contrary, if the aggregate principal amount of Redemption Debentures is less than $100,000 (or such greater amount as shall be consented to in writing by the Representative), then the Company may, in its sole discretion and upon notice to the Representative as soon as practicable following 5:00 p.m., Eastern time, on the Redemption Date, elect not to issue, sell or deliver any Conversion Shares to the Purchasers on the Delivery Date.
In such event, the provisions of this Agreement shall remain in full force and effect, except that the documents specified in Paragraphs 7(f), 7(g) and 7(h) need not be delivered to the Representative on the Delivery Date.

         14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of a Purchaser and the person or persons, if any, who control a Purchaser within the meaning of the Act, and (b) the indemnity and contribution agreement of the Purchasers contained in Paragraph 6 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person who controls the Company within the meaning of the Act. Nothing in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding two sentences any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         15. Certain Definitions. For purposes of this Agreement: (a) "business day" means any day on which the New York Stock Exchange is open for trading; and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         16. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing correctly sets forth the agreement between the Company and the Purchasers, please indicate your acceptance in the space provided for that purpose below.


                                          Very truly yours,

                                          LTX CORPORATION


                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

Accepted:

LEHMAN BROTHERS INC.
NEEDHAM & COMPANY, INC.

By:  LEHMAN BROTHERS INC.


By:
   ------------------------------

Name:
     ----------------------------

Title: Authorized Representative
      ---------------------------

                                   SCHEDULE I

                                                   Percentage of the Aggregate
                                                   Principal Amount of Tendered
                                                   Debentures and Conversion
         Purchaser                                 Shares to be Purchased
         ---------                                 ----------------------------
Lehman Brothers Inc.                                         66.67%
Needham & Company, Inc.                                      33.33%
                                                            -------
                    TOTAL                                   100.00%
                                                            =======